Exhibit 4

     AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of November 30, 2006 by and among ASHLAND INC., a corporation duly organized and existing under the laws of Commonwealth of Kentucky and having its principal office at 50 E. RiverCenter Blvd., P.O. Box 391, Covington,
Kentucky 41012 (the "Company"), WILMINGTON TRUST COMPANY, a Delaware banking corporation having its principal corporate trust office at 1100 N. Market Street, Wilmington, Delaware 19890 ("Successor Trustee") and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America and having its principal corporate trust office at 388 Greenwich Street, New York, New York 10013 ("Resigning Trustee").

                                 RECITALS:

     WHEREAS, there are currently $20,136,000 aggregate principal amount of the Company's 8.80% Sinking Fund Debentures due 2012 and $8,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series E (collectively, the "Securities") outstanding under the Amendment and Restatement as of August 15, 1990 of the Indenture dated as of August 15, 1989, by and between the Company and Resigning Trustee as amended by the First Supplemental Indenture dated as of June 15, 2005, the Second Supplemental Indenture dated as of June 30, 2005 and the Third Supplemental Indenture dated as of June 30, 2005 (collectively hereinafter, the "Indenture," unless context clearly indicates otherwise).

     WHEREAS, the Company appointed Resigning Trustee as the Trustee, Security Registrar and Paying Agent under the Indenture;

     WHEREAS, Section 6.10 of the Indenture provides that the Trustee may at any time resign with respect to the Securities of one or more series by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

     WHEREAS, Section 6.10 of the Indenture provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

     WHEREAS, Section 6.11 of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor trustee;

     WHEREAS, the Company desires to appoint Successor Trustee as Trustee to succeed Resigning Trustee in such capacity under the Indenture; and

     WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, under the Indenture;

     NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                     1

                           THE RESIGNING TRUSTEE
                           ---------------------

     1.1 Pursuant to Section 6.10 of the Indenture, Resigning Trustee has by letter notified the Company that Resigning Trustee is resigning as Trustee under the Indenture, but will retain the roles of Security Registrar, Paying Agent and Authenticating Agent.

     1.2 Resigning Trustee hereby represents and warrants to Successor Trustee that:

          (a) No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best knowledge of responsible officers of Resigning Trustee's corporate trust department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

          (b) There is no action, suit or proceeding pending or, to the best knowledge of responsible officers of Resigning Trustee's corporate trust department, threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under the Indenture.

          (c) As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture.

          (d) Pursuant to Section 3.03 of the Indenture, Resigning Trustee has duly authenticated and delivered the Securities, of which $20,136,000 aggregate principal amount of the 8.80% Sinking Fund Debenture due 2012 and $8,000,000 aggregate principal amount of the Medium-Term Notes, Series E are outstanding as of the effective date hereof.

          (e) The registers in which it has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon.

          (f) Each person who so authenticated the Securities was duly elected, qualified and acting as an officer or authorized signatory of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person's genuine signature.

          (g) This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          (h) To the best knowledge of responsible officers of the Resigning Trustee's corporate trust department, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under
               Section 5.01 of the Indenture.

     1.3 Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee.

     1.4 Resigning Trustee shall deliver to Successor Trustee, as of or promptly after the effective date hereof, all of the documents listed on Exhibit A hereto.

                                     2

                                THE COMPANY
                                -----------

     2.1 The Company hereby accepts the resignation of Resigning Trustee as Trustee under the Indenture.

     2.2 The Company hereby certifies that it has authorized certain officers of the Company to: (a) accept Resigning Trustee's resignation as Trustee under the Indenture; (b) appoint Successor Trustee as Trustee under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee under the Indenture.

     2.3 The Company hereby appoints Successor Trustee as Trustee under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, duties and obligations of Resigning Trustee under the Indenture with like effect as if originally named as Trustee in the Indenture.

     2.4 Promptly after the effective date of this Agreement, the Company shall cause a notice, substantially in the form of Exhibit B annexed hereto, to be sent to each Holder of the Securities in accordance with the provisions of Section 6.10 of the Indenture.

     2.5 The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:

          (a) The Company is a corporation duly and validly organized and existing pursuant to the laws of the Commonwealth of Kentucky.

          (b)  The  Indenture   was  validly  and  lawfully   executed  and
               delivered by the Company and the Securities were validly issued by the Company.

          (c) The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

          (d) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 5.01 of the Indenture.

          (e) No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

          (f) There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture.

          (g) This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          (h) All conditions precedent relating to the appointment of Wilmington Trust Company as successor Trustee under the Indenture have been complied with by the Company.

                                     3

                           THE SUCCESSOR TRUSTEE
                           ---------------------

     3.1 Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:

          (a) Successor Trustee is not disqualified under the provisions of Section 6.08 and is eligible under the provisions of
               Section 6.09 of the Indenture to act as Trustee under the Indenture.

          (b) This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

     3.2 Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture and accepts the rights, powers, duties and obligations of Resigning Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.

     3.3 References in the Indenture to "Principal Office" or other similar terms shall be deemed to refer to the principal corporate trust office of Successor Trustee, which is presently located at 1100 N. Market Street, Wilmington, Delaware 19890.

                                     4

                               MISCELLANEOUS
                               -------------

     4.1 Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     4.2 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on November 30, 2006.

     4.3 Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee in its capacity as Trustee under Section 6.07 of the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in its capacity as Trustee in accordance with the provisions of the Indenture. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of Section 6.07 of the Indenture. This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture, nor does this Agreement constitute a waiver by the Company of claims against Resigning Trustee arising under the Indenture on or prior to the date this Agreement is executed of which the Company is not then aware. The Company acknowledges its obligation set forth in Section 6.07 of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof).

     4.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

     4.5 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     4.6 The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, all as of the day and year first above written.



                                     ASHLAND INC.

                                     By: /s/ Daragh L. Porter
                                         ----------------------------------
                                         Name:  Daragh L. Porter
                                         Title: VP of Finance and Treasurer



                                     CITIBANK, N.A.
                                     as Resigning Trustee

                                     By: /s/ Nancy Forte
                                         ----------------------------------
                                         Name:  Nancy Forte
                                         Title: Assistant Vice President



                                     WILMINGTON  TRUST COMPANY
                                     as Successor Trustee

                                     By: /s/ Geoffrey J. Lewis
                                         ----------------------------------
                                         Name:  Geoffrey J. Lewis
                                         Title: Financial Services Officer

                                 EXHIBIT A

               Documents to be delivered to Successor Trustee

1.  Conformed copy of the Indenture.

2.  File of closing documents from initial issuance.

3. Copies of the most recent of each of the SEC reports delivered by the Company pursuant to Section 7.04 of the Indenture.

4.  A copy of the most recent compliance  certificate delivered pursuant to
    Section 10.04 of the Indenture.

5. Certified list of Holders as of _______, __, 2006 including certificate detail and all "stop transfers" and the reason for such "stop transfers" (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity of such Holders).

6. Copies of any official notices sent by the Trustee to all the Holders of the Securities pursuant to the terms of the Indenture during the past twelve months and a copy of the most recent Trustee's annual report to Holders delivered pursuant to Section 7.03 of the Indenture.

7. List of any documents which, to the knowledge of Resigning Trustee, are required to be furnished but have not been furnished to Resigning Trustee.

                                 EXHIBIT B
                            [COMPANY LETTERHEAD]
                                   NOTICE

                             To the Holders of:

8.80% Sinking Fund Debentures due 2012                  CUSIP # 044540 AH5
Medium-Term Notes, Series E                             CUSIP # 04454  CCW4

                              of ASHLAND INC.

NOTICE IS HEREBY GIVEN, pursuant to Section 6.10 of the Amendment and Restatement as of August 15, 1990 of the Indenture dated as of August 15, 1989 (the "Indenture"), by and between Ashland Inc. (the "Company") and Citibank, N.A., as Trustee, that Citibank, N.A. has resigned as Trustee under the Indenture, but will retain the roles of Security Registrar and Paying Agent.

     Pursuant to Section 6.11 of the Indenture, Wilmington Trust Company, a corporation duly organized and existing under the laws of the State of Delaware, has accepted appointment as Trustee under the Indenture. The address of the corporate trust office of the successor Trustee is 1100 N. Market Street, Wilmington, Delaware 19890.

     Citibank's resignation as Trustee and Wilmington Trust Company's appointment as successor Trustee were effective as of the opening of business on November 30, 2006.


Dated:  November 30, 2006



                                                ASHLAND INC.